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                                                            Exhibit 10.1

                               EMPLOYEE AGREEMENT

     THIS AGREEMENT is entered into this 1st day of April, 1997, by and between LPI DEVELOPMENT, INC., an Illinois corporation (the "Company"), and EDWARD F. PODBOY, an individual residing in the State of Wisconsin (hereinafter "Podboy" or "Employee").

                             W I T N E S S E T H :

     WHEREAS, the Company is a wholly owned subsidiary of Legend Properties, Inc., a Delaware corporation; and

     WHEREAS, the Company desires to retain the services of Podboy as President of the Company and Podboy is willing to serve in such capacity.

     NOW, THEREFORE, in consideration of their mutual promises hereinafter set forth, the parties agree:

     1. The Company hereby employs Podboy as President of the Company with full authority to discharge his DUTIES (as defined in Exhibit A) in that capacity, which DUTIES shall include the formulation of policies and the administration of the affairs of the Company in all respects subject to the general direction and control of the Chairman of the Board and Chief Executive Officer, and the Company further agrees to furnish Podboy during the term of this Agreement appropriate office space, secretarial services, and other accommodations suitable to the character of his position and adequate for the discharge of his DUTIES.

     2. Podboy agrees that he will diligently discharge and perform on a full-time basis the DUTIES required of him as President of the Company during the term of this Agreement.

     3. The term of this Agreement shall commence on the 1st day of April, 1997, and shall continue for a period of two (2) years from the date thereof.

     4. The Company agrees to pay Podboy as compensation for all services rendered hereunder the salary fixed by the board of directors of the Company, provided that such salary shall not be less than $159,000 for the first year of the term of this Agreement and $164,000 for the second year of this Agreement. Said salary shall be paid in equal monthly installments on the first day of each month or in such other fashion as constitutes the normal practice of the Company. In addition to the foregoing salary, Podboy shall be entitled to such employee benefits as are
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normally available to officers of the Company.

     5. In addition to the foregoing compensation, the Company agrees to reimburse Podboy for such expenses as he may reasonably and necessarily incur in the discharge of his DUTIES hereunder including expenses associated with travel from Podboy's current home to the Company's office in Washington, D.C. until his relocation to the Washington, D.C. area. In addition to his regular expenses once Podboy has relocated to Washington, D.C. as provided in Paragraph 8 below, the Company agrees to reimburse Podboy $500.00 per month for automobile expenses, regardless of usage, to be paid on the first day of the month for the duration of the contract. Podboy will assume responsibility for all tax reporting requirements.

     6. The Company agrees to provide Podboy with the standard benefits package for employees of Legend Properties, Inc., including the established 401(k) plan, a copy of which is attached hereto as (Exhibit B) and incorporated herein by reference.

     7. The Company agrees that Podboy is entitled to fully participate in its Incentive Bonus Plan, Profit Sharing and Stock Option Plans retroactive to January 1, 1997. The terms of the plans will be mutually agreed upon by the parties no later than May 31, 1997. If the parties fail to agree on the terms of any one of these plans by said date, then Podboy, in his discretion, may elect to terminate this Agreement for cause in accordance with the provisions of subparagraph (b) of Paragraph 11 of this Agreement; provided that, for purposes of this paragraph only, Podboy's compensation will be limited to six
(6) months.

     8. The Company will reimburse Podboy for his relocation expenses in the maximum amount of $15,000. Podboy agrees to relocate to the Washington, D.C. area no later than August 15, 1997. If Podboy is unable to relocate by August 15, 1997, this contract may be terminated at the discretion of either party provided that Podboy's right to receive six (6) months of severance under Paragraph 11 will remain in full force in effect.

     9. Podboy shall be entitled to a vacation period totalling up to four (4) weeks in each year of the term of this Agreement during which time his compensation shall be paid in full. Such vacations shall be taken by Podboy in his discretion so long as they do not seriously interfere with the orderly administration and conduct of the affairs of the Company. At Podboy's option, one week of vacation may be carried over into the following year.

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     10.  The Company will reimburse Podboy for the attorneys' fees and expenses incurred by him in the drafting and negotiation of this Employment Agreement up to the amount of $2,500, regardless of whether or not this Agreement is executed.

     11. This Agreement, and any extension or renewal thereof, may be terminated:

          (a)  by the Company

               i. With or without cause upon sixty (60) days written notice to Podboy.

               ii. If without cause, the compensation payable to Podboy pursuant to Paragraph 4 hereof shall not abate upon such termination and shall continue to be paid to Podboy for the balance of the term of this Agreement plus six (6) additional months.

               iii. If with cause, no further payments shall be made to Podboy beyond the termination date. For the purposes of this subparagraph (a), termination for cause shall be restricted to fraud, embezzlement or misappropriation of funds by Podboy or for his willful neglect of or refusal to perform his DUTIES as President of the Company, which actions are not remedied or corrected by him within fifteen (15) days after receipt of written notice from the Company as to the occurrence thereof.

          (b)  By Employee

               i. With or without cause upon sixty (60) days written notice to the Company.

               ii. If without cause, no further payments shall be made to Podboy.

               iii. If with cause, the compensation payable to Podboy pursuant to Paragraph 4 hereof shall not abate and shall continue to be paid to Podboy for the balance of the term of this Agreement plus six (6) additional months. For the purposes of this subparagraph (b), termination for cause shall constitute breach

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                    by the Company of any of its covenants set forth in this
                    Agreement which are not corrected by the Company within fifteen (15) days after receipt of written notice of such breach from Podboy.

          (c)  By Employee

               i. In the event that Podboy continues his employment with the Company beyond the expiration date of this contract and Podboy's employment is subsequently terminated, the Company agrees to pay Podboy the six months of severance pay referenced in paragraphs 11 (a - ii) and 11 (b - iii) in a lump sum upon his termination.

     12. If Podboy is unable to perform his DUTIES hereunder by reason of illness or incapacity for a period of more than six (6) months, this Agreement may be terminated at the option of either party upon written notice to the other. Upon such termination Podboy will be entitled to six (6) months continued compensation payable pursuant to paragraph 4 hereof.

     13. This Agreement shall be binding upon and inure to the benefit of any successor of the Company and any such successor shall be deemed substituted for the Company under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, either directly or indirectly, acquires all or substantially all of the assets or business of the Company.

     14. Any notice required or permitted to be given under any provision of this Agreement shall be sufficient if in writing and sent by registered or certified mail, in the case of Podboy, to his residence at 404 East Lakeview, Whitefish Bay, WI 53217, or to such other address as Podboy shall later designate, and in the case of the Company, to its principal office to the attention of the President.

     15. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by either party.

     16. This instrument contains the entire Agreement of the parties with the respect to the subject matter of Podboy's employment by the Company, and may be amended only by an instrument in writing signed by both parties.

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     17.  This Agreement shall be subject to and governed by the laws of the
State of Virginia. The parties agree that in the event a dispute arises under or in connection with this Agreement, each irrevocably submits to the jurisdiction of any state or federal court sitting in Prince William County, Virginia with respect to any action or proceeding brought as a result thereof, and irrevocably waives to the fullest extent permitted by law any objection which either may now or hereafter have to the laying of venue in any such action or proceeding in any such forum.

     18. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provision or circumstance.

     19. Podboy shall be entitled to indemnification with respect to any actions, claims or proceedings in which he is named, either individually or in his corporate capacity, to the extent provided by the Bylaws of the Company of which a copy is attached hereto as Exhibit C.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.

                                                 LPI DEVELOPMENT, INC.,
                                                 an Illinois corporation



                                                  By /s/ Kenneth L. Uptain
                                                    -------------------------
                                                    Its  President
                                                       ----------------------

                                                  Attest:
                                                         --------------------
                                                         Secretary


                                                     /s/ EDWARD F. PODBOY
                                                  ---------------------------
                                                         Edward F. Podboy


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                                   EXHIBIT A

                     Responsibilities for the position of:

                                   PRESIDENT
                                       OF
                             LPI DEVELOPMENT, INC.


Reports to the Chairman, Chief Executive Officer and Board of Directors of LPI Development, Inc.

- Primary responsibility for development and implementation of the strategic development and business plan for Southbridge, Chapmans Landing and Laguna Seca.

- Set marketing strategies to achieve the development and business plan at all properties.

- Set direction for the sales to builders working with the specific Project Managers.

- Coordinate and arrange for financing consistent with the needs set forth in the development and business plan.

- Supervise the day to day activity of the Project Managers, Chief Financial Officer and Administrative Staff.

-    Train and recruit new employees.

- Oversee the management of the company employees consistent with the policies of the company.

-    Review and approve all purchase orders and cash disbursements.

- Review and approve all land sales and purchases consistent with the policies of the corporation.

- Review and approve all property encumbrances consistent with company policy.

-    Oversee company benefit policies as they apply to LPI Development, Inc.

- Maintain community relations, relations with the elected officials and represent the company at public hearings.

-    Supervise local public relations activities as they effect the properties.

-    Maintain reporting to the company as required.

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